CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
City Central Bancorp, Inc.

We hereby consent to the use in this Amendment No. 1 to Registration Statement of City Central Bancorp, Inc. on Form SB-2 of our report dated May 23, 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Southfield, Michigan
August 4, 2006